Exhibit 99.1

For Immediate Release NR 13-1205

Press Release	Media Contact: Paul Gennaro SVP, Chief Communications Officer 212.973.3167 Paul.Gennaro@aecom.com	Investor Contact: Paul Cyril SVP, Financial Planning & Analysis 213.593.8322 Paul.Cyril@aecom.com

AECOM Board of Directors names Michael S. Burke to succeed John M. Dionisio as CEO and nominates Burke for election to Board

Dionisio to become Executive Chairman, Burke to become CEO effective March 6, 2014

LOS ANGELES (Dec. 11, 2013) — AECOM Technology Corporation (NYSE: ACM), a leading provider of professional technical and management support services for public and private clients in more than 140 countries around the world, announced today that its board of directors has elected AECOM President Michael S. Burke, 50, to succeed John M. Dionisio, 65, as chief executive officer (CEO), as part of a planned succession process.  Dionisio will become executive chairman of the board of directors when Burke succeeds him as CEO, and joins AECOM’s board of directors, on March 6, 2014.

“On behalf of AECOM’s board of directors, I am pleased to announce Mike’s appointment as CEO,” said Dionisio.  “As president, and in his previous role as CFO, Mike has worked closely with me to shape and drive AECOM’s growth strategy, diversify our service offerings, expand our global footprint and deliver superior business results.

“This seamless transition is part of our planned succession process, which enables AECOM to continue to execute our enterprise strategy, while maintaining our commitment to delivering innovative solutions to our clients around the world.”

Burke joined AECOM in 2005 and was named chief financial officer in 2006.  He was appointed president of AECOM in October 2011 and has played a key role in the company’s ability to double its workforce, triple its revenue and dramatically expand its technical capabilities and geographic reach during his tenure.

“I am extremely honored to lead AECOM and am grateful to John and the board of directors for the privilege to lead the 45,000 AECOM architects, engineers, designers, planners, scientists and management professionals who serve our clients around the world,” said Burke.  “I look forward to working with our talented management team to leverage AECOM’s strengths and leadership in technical excellence, innovation and project delivery to provide world-class service to our clients, professional development opportunities to our staff and incremental value to our stockholders.”

Dionisio has been with AECOM since 1971.  In 2005, he was named president and CEO, and in 2011 he was named chairman of the board.  In order to assist Burke and the company’s board of directors through the transition, Dionisio has agreed to serve as executive chairman until March of 2015.

About AECOM

AECOM is a global provider of professional technical and management support services to a broad range of markets, including transportation, facilities, environmental, energy, water and government.  With approximately 45,000 employees around the world, AECOM is a leader in all of the key markets that it serves.  AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering solutions that create, enhance and sustain the world’s built, natural and social environments.  A Fortune 500 company, AECOM serves clients in more than 140 countries and had revenue of $8.2 billion during the 12 months ended Sept. 30, 2013.  More information on AECOM and its services can be found at http://www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of plans for future operations.  Actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in our annual report on Form 10-K for the fiscal year ended Sept. 30, 2013, and our other reports filed with the U.S. Securities and Exchange Commission.  AECOM does not intend, and undertakes no obligation, to update any forward-looking statement.

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